Exhibit (a)(5)(D)

Note:	The following are un-official English translations of the Hebrew Acceptance Notices and Share Transfer Deed that were published in Israel pursuant to Israeli law. The originals of these documents, written in Hebrew, are the exclusive legally binding versions and the Offerors (as defined below) assume no liability for any of the statements or representations made in this translation.

[FORM OF NOTICES]

NOTICE OF AN UNLISTED HOLDER

To: Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor, Mario Segal and M.R.S.G. (1999) Ltd. (collectively the “Offerors”)

Via: Clal Finance Batucha Investment Management Ltd.

Re: Ordinary Shares of Retalix Ltd. (the “Company”)

I refer to the Schedule (Offer to Purchase) (Mifrat) of the Offerors dated October 21, 2009, whereby the Offerors offered to purchase Ordinary Shares par value NIS 1 of the Company as detailed therein (the “Offer to Purchase” and the “Tender Offer”, respectively).

Whereas I own and hold, through you, in Deposit No. ____________ at your branch no. _____, Ordinary Shares par value NIS 1 of the Company, and whereas I wish to accept the Offer to Purchase of the Offerors included in the Offer to Purchase, now therefore a notice of acceptance of an unlisted holder as defined in Section 3 of the Schedule, and an undertaking to transfer ________ shares1 of the Company (the “Shares”) that are in my possession to the Offerors (any or all of them collectively, and in such allocation among them, as they shall direct the depositary of the Tender Offer), are hereby delivered.

I hereby declare and undertake that the Shares are free and clear of any pledge, attachment, debt, lien or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer in the name of the Offerors (any or all of them collectively, and in such allocation among them, as they shall direct the depositary of the Tender Offer) according to the Offer to Purchase.

Please transfer the consideration for the Shares (subject to withholding taxes, as applicable2) to my account as detailed above.

I am aware that a condition precedent for the purchase of the Shares by the Offerors and for the payment of their consideration in accordance with the Offer to Purchase, is the accuracy of this declaration, on which the Offerors rely in their purchase.

_______________________
ID No. / Company number

_______________________
Full name

_______________________
Signature

1 Please insert the maximum amount of shares in respect of which the notice is given, i.e. – the total amount of shares in such securities deposit, or smaller amount, as the holder wishes. If the amount stated above will be greater than the amount of shares held by the holder in such deposit, then the holder will be considered to deliver a notice of acceptance in respect of the entire shares held by him in such deposit.

2 The deduction of tax at source will be performed by the TASE member, in accordance with the law and the tax ruling obtained with respect to the Offer to Purchase.

NOTICE OF LISTED HOLDER

To:

Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor, Mario Segal and M.R.S.G. (1999) Ltd. (collectively the “Offerors”)

Via: Clal Finance Batucha Investment Management Ltd.

Re: Ordinary Shares of Retalix Ltd. (the “Company”)

I refer to the Schedule (Offer to Purchase) (Mifrat) of the Offerors dated October 21, 2009, whereby the Offerors offered to purchase Ordinary Shares par value NIS 1 of the Company as detailed therein (the “Offer to Purchase” and the “Tender Offer”, respectively).

☐	Whereas I am the owner of ______ Ordinary Shares par value NIS 1 of the Company which are marked from No. __________ to No. _________ inclusive, and whereas I wish to accept the Offer to Purchase of the Offerors included in the Offer to Purchase, in respect of _________[1] shares of the Company (the “Shares”), a notice of acceptance of a listed holder as detailed in Section 3 of the Offer to Purchase and an undertaking to transfer the aforesaid shares, i.e. in accordance with the share transfer deed attached hereto, are hereby delivered, all in accordance with the terms and conditions of the aforementioned Offer to Purchase.

OR:

☐	Whereas I hold power of attorney for performing transactions in respect of ______ Ordinary Shares par value NIS 1 of the Company which are marked from No. __________ to No. _________ inclusive, which are registered in the name of _____________, and whereas I wish to accept the Offer to Purchase of the Offerors included in the Offer to Purchase, in respect of _________[1] shares of the Company (the “Shares”), a notice of acceptance of listed holder as detailed in Section 3 of the Offer to Purchase and an undertaking to transfer the aforesaid shares, i.e. in accordance with the share transfer deed attached hereto, are hereby delivered, all in accordance with the terms and conditions of the aforementioned Offer to Purchase.

The Shares are held by virtue of a notarized power of attorney from ____________, the owner and holder of the Shares, which was presented to _____________ and a copy of which, approved by a notary, is attached to this notice of acceptance.

I hereby declare and undertake that the Shares are free and clear of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in such condition on the date of their transfer in the name of the Offerors (any or all of them collectively, and in such allocation among them, as they shall direct the depositary of the Tender Offer) according to the Offer to Purchase.

Please transfer the consideration for the Shares (subject to withholding taxes, as applicable2) to my bank account no. __________ in the name of ______________, at Bank _________________, branch __________ (branch no. ______).

1 Please insert the maximum amount of shares in respect of which the notice is given, i.e. – the total amount of shares in such securities deposit, or smaller amount, as the holder wishes. If the amount stated above will be greater than the amount of shares held by the holder in such deposit, then the holder will be considered to deliver a notice of acceptance in respect of the entire shares held by him in such deposit.

2 The deduction of tax at source will be performed by the TASE member, in accordance with the law and the tax ruling obtained with respect to the Offer to Purchase.

I am aware that a condition precedent for the purchase of the Shares by the Offerors and for the payment of their consideration in accordance with the Offer to Purchase, is the accuracy of this declaration, on which the Offerors rely in their purchase.

Attached:
1. Share transfer deeds with respect to the Shares;
2. Share certificate(s) no. _____________ with respect to the Shares;
3. A notarized copy of the notarized power of attorney (where relevant).

_______________________
(Full name)

_______________________
(Signature)

_______________________
(ID No. / Company number)

_______________________
(Address)

NOTICE OF A TEL AVIV STOCK EXCHANGE MEMBER

To:

Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor, Mario Segal and M.R.S.G. (1999) Ltd. (collectively the “Offerors”)

Via: Clal Finance Batucha Investment Management Ltd.

Re: Ordinary Shares of Retalix Ltd. (the “Company”)

I refer to the Schedule (Offer to Purchase) (Mifrat) of the Offerors dated October 21, 2009, whereby the Offerors offered to purchase Ordinary Shares, par value NIS 1 each, of the Company, as detailed therein (the “Offer to Purchase” and the “Tender Offer”, respectively).

Whereas we have received acceptance notices for the Offer to Purchase included in the Offer to Purchase from unlisted holders with respect to an aggregate amount of ________ Ordinary Shares par value NIS 1 of the Company from their holders and owners (the “Acceptance Shares”), now therefore we hereby submit an acceptance notice of a TASE Member as defined in Section 3 of the Offer to Purchase with respect to such Acceptance Shares, and an undertaking to transfer such shares to the Offerors (any or all of them collectively, and in such allocation among them, as they shall direct the depositary of the Tender Offer).

We hereby declare and undertake that the Acceptance Shares are free and clear of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in such condition on the date of their transfer in the name of the Offerors (any or all of them collectively, and in such allocation among them, as they shall direct the depositary of the Tender Offer) according to the Offer to Purchase.

If the Offer to Purchase will be accepted, please transfer the consideration for such shares to our account at the TASE Clearing House.

We are aware that a condition precedent to the purchase of the Shares by the Offerors and for the payment of their consideration in accordance with the Offer to Purchase, is the accuracy of this declaration, on which the Offerors rely in their purchase.

_______________________
Name of the TASE Member

_______________________
Number of the TASE Member

_______________________
Signature and Seal

_______________________
Date

SHARE TRANSFER DEED

I/We the undersigned, _____________________________, I.D./ Company No. ______________, of __________________, in consideration for USD _____________ which was paid to me/us by Boaz Dotan, Eli Gelman, Nehemia Lemelbaum, Avinoam Naor, Mario Segal and / or M.R.S.G. (1999) Ltd. (any or all of them collectively, and in such allocation among them, as they shall direct the depositary of the Tender Offer dated October 21, 2009, the “Transferee(s)”), hereby transfer to the Transferee(s) __________ Ordinary Shares par value NIS 1.00 each, having certificate/certificates no. _____________, of Retalix Ltd., Company No. 520042029, to be held by the Transferee(s), his/its/their respective transferees and assigns, free and clear of any pledge, attachment, debt, lien or any third party right.

I/We, the Transferee(s), agree to accept the above shares in accordance with the abovementioned terms and conditions.

In witness whereof we have affixed our signatures in ______________ on __________, 2009.

Signatures of the Transferee(s):	Signature of the Transferor(s):

_______________________________________	_______________________________________

_______________________________________

_______________________________________

_______________________________________

_______________________________________

_______________________________________